                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[ ]  Preliminary Proxy Statement                [_]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            CYBERSOURCE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:
                                      N/A
     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:
                                      N/A
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                      N/A
     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:
                                      N/A
     -------------------------------------------------------------------------


     (5) Total fee paid:
                                      N/A
     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
                                      N/A
     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:
                                      N/A
     -------------------------------------------------------------------------


     (3) Filing Party:
                                      N/A
     -------------------------------------------------------------------------


     (4) Date Filed:
                                      N/A
     -------------------------------------------------------------------------
                              SANDISK CORPORATION

                            CyberSource Corporation

                                 [Company Logo]
                                ________________
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             To Be Held May 4, 2000

To the Stockholders of CyberSource Corporation:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of CyberSource Corporation, a Delaware corporation (the "Company"), will be held at the Company's Headquarters, 1295 Charleston Road, Mountain View, California, 94043, on Thursday, May 4, 2000, at 10:00 a.m., Pacific time, for the following purposes:

     1. To elect five directors of the Company to serve until the 2001 Annual Meeting of Stockholders.

     2. To ratify and approve amendments to the Company's 1999 Stock Option Plan to (i) increase the number of shares reserved thereunder from 2,500,000 shares to 6,000,000, and (ii) limit the maximum number of options and stock appreciation rights that may be awarded to an employee in any one fiscal year of the Company in order to ensure compliance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     3. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 2000.

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

  The Board of Directors has fixed the close of business on March 17, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

  Whether or not you expect to attend the Annual Meeting in person, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                         By Order of the Board of Directors,


                                         Richard Scudellari
                                         Secretary

Mountain View, California
April 11, 2000

                            CYBERSOURCE CORPORATION
                              1295 Charleston Road
                        Mountain View, California 94043
                                ________________

                                PROXY STATEMENT

General Information

  This Proxy Statement is furnished to stockholders of CyberSource Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, May 4, 2000, at 10:00 a.m., Pacific time, at the Company's Headquarters, 1295 Charleston Road, Mountain View, California 94043, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of the Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation and Voting Procedures

  The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company has retained MacKenzie Partners, a proxy solicitation firm, to assist in the solicitation of proxies for a fee not to exceed $5,000, plus customary out-of-pocket expenses and service fees. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of who will receive additional compensation for assisting with the solicitation.

  The close of business on March 17, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 25,741,971 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or approximately 12,870,986 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

  Abstentions and broker non-votes are each included in the determination of the number of shares present and voting, and each is tabulated separately. However, broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. In determining whether a proposal has been approved, abstentions are counted as votes against the proposal and broker non-votes are not counted as votes for or against the proposal and will have no effect on the result of the vote.


Deadline for Receipt of Stockholder Proposals

     Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the Company's 2001 Annual Meeting of Stockholders, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company between January 26, 2001 and February 25, 2001. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company not later than December 12, 2000 in order to be considered for inclusion in the Company's proxy materials for that meeting.



                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  As set by the Board of Directors (the "Board" or "Board of Directors") pursuant to the Bylaws of the Company, the authorized number of directors is currently set at five. Five directors will be elected at the Annual Meeting. The five nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the five nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

  Certain information about the director nominees is furnished below.

  William S. McKiernan founded CyberSource and has been the Company's Chief Executive Officer since the Company's inception in December of 1997. In 1994, Mr. McKiernan co-founded Beyond.com Corporation, an on-line reseller of computer software, and was its Chairman and Chief Executive Officer from its inception until 1998. He currently serves as Chairman of the Board of Directors of Beyond.com Corporation. From 1992 to 1994, Mr. McKiernan was employed by McAfee Associates, Inc. (now known as Network Associates), a developer of computer security software, where he served as President and Chief Operations Officer during its initial public offering in October 1992. Prior to joining McAfee Associates in 1992, Mr. McKiernan was Vice President of Princeton Venture Research, Inc., an investment banking and venture consulting firm from 1990 to 1992. Mr. McKiernan also held management positions with IBM/ROLM, a telecommunications company, and Price Waterhouse. Mr. McKiernan holds a B.S. from Boston College and an M.B.A. from the Harvard Business School.

     Bert Kolde has been a director of the Company since the Company's inception in December 1997. Mr. Kolde serves as a director, Vice President, Treasurer and Secretary of Vulcan Ventures Inc., an investment organization, and Vice Chairman of the Portland Trail Blazers, Seattle Seahawks, Oregon Arena Corporation, and First and Goal Corporation. Mr. Kolde serves as Chairman of the Board of Directors of Click2Learn.com, a provider of online learning services. Mr. Kolde also serves as a director of Beyond.com Corporation and Edison Schools, Inc.
Mr. Kolde holds a B.A. in Business Administration from Washington State University and an M.B.A. from the University of Washington.

     Linda Fayne Levinson has been a director of the Company since the Company's inception in December 1997. Ms. Levinson has served as a principal of Global Retail Partners, L.P. since April 1997. From 1994 to 1997, she served as President of Fayne Levinson Associates, an independent general management consulting firm that advised major corporations and start-up entrepreneurial ventures. In 1993, Ms. Levinson was a financial adviser with Creative Artists Agency, Inc. From 1989 to 1992, Ms. Levinson was a partner of Wings Partners, Inc., a merchant banking firm and was actively involved in taking Northwest Airlines private. From 1984 to 1987, Ms. Levinson was a Senior Vice President of American Express Travel Related Services, Inc., a payment card company. Prior to that, Ms. Levinson was a partner at McKinsey & Co. Ms. Levinson presently serves as a director of Administaff, Inc., a professional employer organization, Exactis.com, an e-mail service provider, Jacobs Engineering Group, Inc., a provider of engineering, design and consulting services, Lastminute.com, a lifestyle portal of last minute gifts and travel, NCR Corporation, a developer of information technology products, GoTo.com, Inc., a developer of search engine technologies, as well as several privately-held companies. Ms. Levinson received her A.B. from Barnard College in Russian Studies, her M.A. from Harvard University in Russian Literature and her M.B.A. from New York University.

     Steven P. Novak has been a director of the Company since the Company's inception in December 1997. Mr. Novak is the Managing Director heading C.E. Unterberg, Towbin's Internet Practice. From February 1993 to January 1998, Mr. Novak served as co-founder, President, and Chief Investment Officer of C.E. Unterberg, Towbin Advisors, a registered investment advisor. Mr. Novak also serves as a director of several privately held companies. Mr. Novak's prior affiliations include, among others, Forstmann Leff Associates, a fund manager, Sanford C. Bernstein & Company, Inc. an independent investment counselor, and

Harris Bankcorp, a multibank holding company. Mr. Novak holds a B.S. from Purdue University and an M.B.A. from the Harvard Business School.

     Richard Scudellari has been a director of Company since the Company's inception in December 1997. Mr. Scudellari has been a partner at Morrison & Foerster LLP, a law firm, since February 1999. From 1990 to January 1999, Mr. Scudellari was a partner at Jackson Tufts Cole & Black, LLP, a law firm. Mr. Scudellari holds a B.S. and J.D. from Boston College.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                   THE ELECTION OF THE NOMINEES NAMED ABOVE.


Meetings and Committees of the Board of Directors

  During 1999, the Board met ten times. No director attended fewer than 75% of all the meetings of the Board and its committees on which he or she served after becoming a member of the Board. The Board has two committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to recommend nominations, the Board will consider stockholder recommendations. Such recommendations should be addressed to the Company's Secretary, at the Company's principal executive offices.

  The Audit Committee held two meetings in 1999. The current members of the Audit Committee are Ms. Levinson and Messrs. Kolde, Novak, and Scudellari. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

  The Compensation Committee held one meeting in 1999. The current members of the Compensation Committee are Ms. Levinson and Messrs. Kolde, Novak, and Scudellari. The Compensation Committee's functions are to establish and apply the Company's compensation policies with respect to its executive officers and certain other employees. In addition, the Compensation Committee administers the Company's incentive compensation and benefit plans.

Director Compensation

  The Company does not pay directors cash compensation for their services as directors or members of committees of the Board of Directors. The Company does reimburse them for their reasonable expenses incurred in attending meetings of the Board of Directors. In addition, each new non-employee director receives an option to purchase 5,000 shares of the Company's Common Stock upon joining the Board of Directors. Each incumbent non-employee director is granted an option to purchase an additional 5,000 shares of the Company's Common Stock thereafter annually on January 1. In addition, the Company granted options to purchase 10,000 shares of the Company's Common Stock to each of Messrs. Novak and Scudellari and Ms. Levinson on May 10, 1999, at an exercise price of $9.00 per share. All options are immediately exercisable upon grant and remain subject to a right of repurchase as determined under the 1999 Option Plan.

Compensation Committee, Insider Participation and Interlocks

     None of the members of the Company's Compensation Committee is an executive officer or employee of CyberSource. Two members of the Company's Board of Directors also serve as members of the Board of Directors of Beyond.com Corporation. Other than with respect to Beyond.com Corporation, no interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has an interlocking relationship existed in the past.

Relationships Among Directors or Executive Officers

  There are no family relationships among any of the directors or executive officers of the Company.

                                 PROPOSAL NO. 2

            RATIFICATION AND APPROVAL OFAMENDMENTS TO THE COMPANY'S
                             1999 STOCK OPTION PLAN

  The Company's stockholders are being asked to act upon a proposal to approve the action of the Board of Directors amending and restating the Company's 1999 Stock Option Plan (the "Option Plan"). The proposed amendments to the Option Plan will (i) increase the number of shares of Common Stock reserved for issuance under the Option Plan from 2,500,000 shares to 6,000,000 shares, and
(ii) limit the maximum number of options and stock appreciation rights that may be awarded to an employee in any one fiscal year of the Company in order to ensure compliance with the requirements of Section 162(m) of the Internal Revnue Code of 1986, as amended (the "Code").

  The Board of Directors believes that the attraction and retention of high quality personnel are essential to the Company's continued growth and success and that a stock option plan, such as the Option Plan, is necessary for the Company to remain competitive in its compensation practices. The increase in the number of shares reserved for issuance is intended to support the Company's requirements for stock option grants to both current employees and future employees.

  The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of Proposal No. 2. For purposes of the vote on Proposal No. 2, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

  Amended Plan Benefits. As of the date of this Proxy Statement, no non-employee directors ("Outside Directors") and no associates of any director, executive officer or nominee for director has been granted any options subject to stockholder approval of the proposed amendment. The benefits to be received pursuant to the Option Plan amendment by the Company's directors, executive officers and employees are not determinable at this time.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
    RECOMMENDS A VOTE FOR RATIFICATION AND APPROVAL OF THE AMENDMENT TO THE
                       COMPANY'S 1999 STOCK OPTION PLAN

  A general description of the principal terms of the Option Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the Option Plan, a copy of which is attached to this Proxy Statement as Exhibit A and is incorporated by reference herein. In the following discussion of the Option Plan capitalized terms have the same meanings as defined in the Option Plan, unless otherwise noted.

General Description

  The Option Plan was approved by the Board of Directors and by the Company's stockholders in January 1999. In April 2000, the Board of Directors approved an amendment to the Option Plan, conditioned upon and not to take effect until approved by the Company's stockholders, (i) to increase the number of shares reserved for issuance under the Option Plan from 2,500,000 shares to 6,000,000 shares, and (ii) to limit the maximum number of options and stock appreciation rights that may be awarded to an employee in any one fiscal year of the Company in order to ensure compliance with the requirements of Section 162(m) of the Code.

  The purposes of the Option Plan are to give the Company's employees and others who perform substantial services to the Company an incentive, through ownership of the Company's Common Stock, to continue in service to the Company, and to help the Company compete effectively with other enterprises for the services of qualified individuals. The Option Plan permits the grant of "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code only to employees, including officers and employee directors, of the Company or any parent or subsidiary corporation of the Company. Nonqualified stock options may be granted to employees, directors and consultants. As of March 17, 2000, options to purchase 2,652,400 shares had been granted under the Option Plan, options to purchase 212,632 shares had been cancelled under the Option Plan and returned to the pool of shares authorized and available for grant and options to purchase 2,337,946 shares were outstanding. As of March 17, 2000, the number of executive officers, employees, consultants and directors of the Company and its subsidiaries that were eligible to receive grants under the Option Plan was approximately 183 persons.

  Amendment to Increase Shares Reserved. The current number of shares reserved for issuance under the Option Plan is 2,500,000. The proposed amendment to the Option Plan provides that the number of shares reserved for issuance will be increased by 3,500,000 shares to a total reserve of 6,000,000 shares.

  Approval of Code Section 162(m) Limitations. The Board of Directors, subject to stockholder approval, adopted an amendment to the Option Plan to limit the maximum number of options which may be awarded to an employee in any fiscal year of the Company to 1,000,000 shares. The purpose of the amendment is to ensure that any options granted under the Option Plan after the Annual Meeting will qualify as "performance-based compensation" under Code Section 162(m).

  Under Code Section 162(m), no deduction is allowed in any taxable year of the Company for compensation in excess of $1 million paid to any of its chief executive officer and each of its four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock option plan approved by the Company's stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible employees under such plan during a specified period. Compensation paid pursuant to options granted under such a plan is deemed to be inherently performance-based, since such awards provide value to employees only if the stock price appreciates. While Code Section 162(m) generally became effective in 1994, a special rule allows options granted under the Option Plan to be treated as qualifying under Section 162(m) without having a per-person share limit until stockholders approve a material modification of the Option Plan, after the initial public offering occurs, such as the increase in the number of shares of Common Stock which may be issued under the Option Plan.

  If stockholders do not approve the Code Section 162(m) amendment, any compensation expense of the Company associated with the options granted under the Option Plan in excess of the shares currently available for issuance (together with all other non-performance based compensation) in excess of $1 million for any of the Company's five highest paid officers will not be deductible under the Code.

  Administration. The Option Plan is administered, with respect to grants to directors, officers, consultants, and employees, by the plan administrator (the "Administrator") of the Option Plan, defined as the Board or a committee designated by the Board. The committee is constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). With respect to options subject to Code Section 162(m), the committee will be comprised solely of two or more "outside directors" as defined under Code Section 162(m) and applicable tax regulations.

  Amendment and Termination. The Board may at any time amend, suspend or terminate the Option Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to options granted to residents therein, the Company will obtain stockholder approval of any amendment to the Option Plan in such a manner and to such a degree as required. The Option Plan will terminate in January 2009 unless previously terminated by the Board of Directors.

  Other Terms. The Administrator has the authority to select individuals who are to receive options under the Option Plan and to specify the terms and conditions of options granted (including whether or not the options are ISOs or nonqualified stock options), the vesting provisions, the option term and the exercise price. The exercise price of ISOs granted under the Option Plan shall equal the fair market value of the Company's Common Stock on the date of grant (except in the case of grants to any person holding more than 10% of the total combined voting power of all classes of the Company's, or any of the Company's parent's or subsidiary's, stock in which case the exercise price shall equal 110% of the fair market value on the date of grant). The exercise price of nonqualified stock options shall not be less than 85% of the fair market value on the date of grant. The exercise price of options intended to qualify as performance-based compensation for purposes of Code Section 162(m) shall not be less than 100% of the fair market value. Option holders may pay for an exercise in cash or other consideration, including a promissory note, as approved by the Administrator.


  Generally, options granted under the Option Plan (other than those granted to non-employee directors) vest at a rate of 25% of the shares underlying the option after one year and the remaining shares vest in equal portions over the following 36 months, so that all shares are vested after four years. The form of stock option grant under the Option Plan used to grant options to the Company's employees provides for accelerated vesting of half of all unvested shares upon involuntary termination of employment with the Company without cause occurring within one year of a change in control of the Company. Unless otherwise provided by the Administrator, an option granted under the Option Plan generally expires 10 years from the date of grant (five years in the case of an incentive stock option granted to any person holding more than 10% of the total combined voting power of all classes of the

Company's, or any of the Company's parent's or subsidiary's, stock or, if earlier, 30 days after the optionee's termination of employment or service with the Company or any of the Company's affiliates for any reason other than termination for death or disability, or one year after termination for death or total and permanent disability and six months in the case of other types of disability). Options granted under the Option Plan are not generally transferable by the optionee except by will or the laws of descent and distribution and generally are exercisable during the lifetime of the optionee only by the optionee.

  In the event of (i) a merger or consolidation as a result of which the holders of the Company's voting securities prior to the transaction hold shares representing less than 51% of the Company's voting securities after giving effect to the transaction (other than a merger or consolidation with a wholly-owned subsidiary or where there is no substantial change in the Company's stockholders and the options granted under the Option Plan are assumed by the successor corporation), or (ii) the sale of all or substantially all of the Company's assets, the successor corporation will assume or substitute the options the Company has granted under the Option Plan or shall provide substantially similar consideration to optionees as is provided to the stockholders. In the event the successor corporation refuses to assume or substitute outstanding options as provided above, or in the event of the Company's dissolution or liquidation, outstanding options shall expire, notwithstanding any contrary terms in the grant, on a date specified in a written notice sent to all optionees (which date shall be at least 20 days after the date of the notice).

  The Option Plan also provides for automatic grants to non-employee directors. Each non-employee director, upon initial election or appointment to the Board of Directors, is entitled to receive options to purchase 5,000 shares of Common Stock, provided that the election or appointment does not occur within the last quarter of a given year. Thereafter, each non-employee director is entitled to receive options to purchase 5,000 shares of Common Stock annually on January 1 of each year, provided he or she is a non-employee director on the date of grant and has continuously been an active member of the Board of Directors for the year prior to the grant date. Options granted to non-employee directors pursuant to the automatic grant provisions of the Option Plan are immediately exercisable, nonqualified stock options with an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant and remain subject to a right of repurchase as determined under the Option Plan. Grants to non-employee directors are subject to the general requirements of the Option Plan.

Certain Federal Tax Consequences

  The grant of a nonqualified stock option under the Option Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee, subject to possible limitations imposed by Section 162(m) of the Code. Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

  The grant of an ISO under the Option Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of Common Stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

  If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

  The "spread" under an ISO -- i.e., the difference between the fair market value of the shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

  Shares of Restricted Stock may also be granted under the Option Plan. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the Shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The

Company is entitled to an income tax deduction in the amount of the income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the Shares will receive long or short-term capital gain or loss treatment depending on whether the Shares are held for more than twelve months and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain. Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain. The Section 83(b) election must be made within thirty days from the time the restricted stock is issued.

  The foregoing is only a summary of the current effect of federal income taxation upon the grantee and the Company with respect to the shares purchased under the Option Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a grantee's death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.


                                 PROPOSAL NO. 3

        RATIFICATION AND APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for 2000 and recommends that the stockholders ratify such selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Ernst & Young LLP as the independent auditors for 2000. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF
       ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2000.

                                   MANAGEMENT

Officers, Directors and Key Employees

     The officers, key employees and directors of the Company, their ages and their positions as of March 17, 2000, are as follows:

Name                                             Age   Position(s)
----                                             ---   -----------
Executive Officers
 William S. McKiernan  ......................     43   Chairman of the Board of Directors and Chief Executive Officer
 L. Evan Ellis, Jr.  ........................     45   President and Chief Operating Officer
 Charles E. Noreen, Jr.  ....................     39   Vice President of Finance and Administration and Chief Financial
                                                       Officer
 Thomas A. Arnold  ..........................     44   Chief Technical Officer

Key Employees
 Erna L. Arnesen  ...........................     47   Vice President of North American Field Operations
 David D. Daetz  ............................     35   Vice President of Corporate Business Development, Worldwide
 William E. Donahoo  ........................     37   Vice President of Marketing
 Donald L. Endres  ..........................     39   Vice President of Internet Stored Value Services
 Robert J. Ford  ............................     50   Vice President of Engineering
 Steven W. Klebe  ...........................     44   Vice President of Payment Industry Alliances
 Gregory W. Madsen  .........................     37   Vice President of Corporate Strategy and Culture
 Anthony F. Quilici  ........................     30   Vice President of Merchant Services
 Tracy L. Wilk  .............................     41   Vice President of Product Marketing
 Eric M. Wun  ...............................     41   Vice President of Operations

Directors
 Bert Kolde(1)(2)  ..........................     45   Director
 Linda Fayne Levinson(1)(2)  ................     58   Director
 Steven P. Novak(1)(2)  .....................     52   Director
 Richard Scudellari(1)(2)  ..................     42   Director and Secretary

(1)   Member of Audit Committee.

(2)   Member of Compensation Committee.


  William S. McKiernan founded CyberSource and has been the Company's Chief Executive Officer since the Company's inception in December of 1997. In 1994, Mr. McKiernan co-founded Beyond.com Corporation, an on-line reseller of computer software, and was its Chairman and Chief Executive Officer from its inception until 1998. He currently serves as Chairman of the Board of Directors of Beyond.com Corporation. From 1992 to 1994, Mr. McKiernan was employed by McAfee Associates, Inc. (now known as Network Associates), a developer of computer security software, where he served as President and Chief Operations Officer during its initial public offering in October 1992. Prior to joining McAfee Associates in 1992, Mr. McKiernan was Vice President of Princeton Venture Research, Inc., an investment banking and venture consulting firm from 1990 to 1992. Mr. McKiernan also held management positions with IBM/ROLM, a telecommunications company, and Price Waterhouse. Mr. McKiernan holds a B.S. from Boston College and an M.B.A. from the Harvard Business School.

     L. Evan Ellis, Jr. joined the Company in April 1999 and became the Company's President and Chief Operating Officer in August 1999. Prior to that, Mr. Ellis was Vice President of North American Sales. From 1990 to 1999, Mr. Ellis was with Silicon Graphics, Inc., a developer and manufacturer of high performance computer workstations, where he was Senior Vice President of Field Operations for the Americas from October 1997 to April 1999, Senior Vice President of Marketing from May 1997 to October 1997, Vice President of Western U.S. from October 1995 to May 1997 and Vice President of Field Marketing and Distribution from October 1991 to October 1995. From 1978 to 1990, Mr. Ellis was employed by International Business Machines in various sales and sales management roles. Mr. Ellis received a B.S. in Economics from the University of California, Los Angeles.

     Charles E. Noreen, Jr. has served as the Company's Vice President of Finance and Administration and Chief Financial Officer since joining the Company in September 1998. Mr. Noreen was employed by RockShox, Inc., a bicycle component manufacturer, first as its Vice President and Chief Financial Officer from May 1996 to July 1998, then as its Vice President of Business Development from July 1998 to September 1998. Mr. Noreen was a partner at Coopers & Lybrand L.L.P. from 1994 to 1996 where he served as an accountant from 1983 to 1996. Mr. Noreen is a certified public accountant and received a B.S. in Business Administration from the University of Southern California.

     Thomas A. Arnold joined the Company in March 1996 and became the Company's Chief Technical Officer in June 1999. From October 1989 to March 1996, Mr. Arnold managed applications development at Silicon Graphics, Inc. Mr. Arnold received a B.S. in Public Administration at San Jose State University and an M.B.A. with an emphasis in Information Technology Management from Golden Gate University.

     Erna L. Arnesen joined the Company in June 1999 as Vice President, Channels and Partners and became the Company's Vice President of North American Field Operations in September 1999. From 1993 to May 1999, Ms. Arnesen was with Silicon Graphics, Inc. where she was Vice President of Global Channels. Prior to working at Silicon Graphics, Inc., Ms. Arnesen held a variety of sales and marketing positions at NeXT Software, Inc., a software developer, and Apple Computer, Inc. Ms. Arnesen received a B.A. in History and Political Science from Wellesley College and an M.B.A. from the Harvard Business School.

     David D. Daetz has served as the Company's Vice President of Worldwide Corporate Business Development since joining the Company in June 1999. From 1997 to June 1999, Mr. Daetz was Senior Director of Corporate Business Development at Symantec Corporation, a software developer. From 1989 to 1997, Mr. Daetz held senior management positions in business development, product marketing and marketing at Apple Computer, Inc. Mr. Daetz holds a B.S. in Industrial Engineering / Engineering Management and a B.A. in International Relations from Stanford University and an M.B.A. from San Jose State University.

     William E. Donahoo has served as the Company's Vice President of Marketing since joining the Company in December 1998. From July 1998 to November 1998, Mr. Donahoo was Vice President of Marketing & Business Development for DigiCash, Inc., a developer of electronic currency, DigiCash filed for Chapter 11 bankruptcy protection in November 1998. From March 1997 to March 1998, Mr. Donahoo was Vice President of Marketing for Novonyx, a network software developer, which he co-founded. From October 1990 to March 1997, Mr. Donahoo was employed by Novell, Inc., a network software developer, first as a product-line manager from October 1990 to October 1996, then as its Vice President of Marketing for the Netware Product Group until March 1997. Mr. Donahoo received a B.S. in Computer Science and an M.B.A. from Brigham Young University.

     Donald L. Endres joined the Company in January 2000 as Vice President of Internet Stored Value Services as a part of the acquisition of ExpressGold.com by the Company. Mr. Endres was Chief Executive Officer and co-founder of ExpressGold, a company which provided internet merchants with private label stored value transaction services. In 1985 Mr. Endres founded Special Teams, a university card systems company which he later sold to American Express in 1995 and served as President of American Express Special Teams ("AEST") from 1995 to 1997. AEST creates stored value applications for the American Express Stored Value Group. Mr. Endres serves as a director of CoEv, Inc., a worldwide provider of magnetic solutions for digital communications companies and WiseCare.com, an Internet customer service company. Mr. Endres received a B.S. in Animal Science and minors in Computer Science and Economics from South Dakota State University.

     Robert J. Ford has served as the Company's Vice President of Engineering since joining the Company in June 1999. From 1997 to 1999, Mr. Ford was Vice President of Engineering for Extensity, Inc., a vendor of web-based e-business applications. From 1995 to 1997, Mr. Ford served as Vice President of Engineering for Intrinsa Corporation, a developer of defect detection software. From 1992 to 1995, Mr. Ford was Vice President of Engineering for Objectivity, Inc., a developer of database management systems. Mr. Ford was employed by Boole & Babbage, Inc., a vendor of systems management software, from 1980 to 1992, where he was Vice President of Systems from 1989 to 1992. Mr. Ford received a B.S. from Witwatersrand College for Advanced Technical Education in South Africa.

     Steven W. Klebe joined the Company in April 1997 and became the Company's Vice President of Payment Industry Alliances in January 1999. Prior to January 1999, Mr. Klebe was the Company's Vice President of Business Development and also held a number of sales and marketing positions with the Company. From 1994 to 1997, Mr. Klebe was Vice President of Sales for CyberCash, a provider of Internet payment services. From 1985 to 1994, Mr. Klebe was employed by VeriFone Corporation, an electronic payment system provider. Mr. Klebe received a B.S. in Marketing from Northeastern University.

     Gregory W. Madsen joined the Company in January 2000 as Vice President Corporate Strategy and Culture. Prior to joining CyberSource, Mr. Madsen was a Principal at Catalyst Consulting Team from 1995 to 1999, where he partnered with high tech firms on the development and implementation of their strategic plans. From 1989 to 1995, Mr. Madsen was a Senior

Assoicate at Interaction Associates, a management consulting and training firm where his work focussed on Change Management and on building more collaborative organizations. From 1987 to 1989, Mr. Madsen was a Principal at Ontara Corporation, a high tech project mangement firm. Mr. Madsen received his degree in Organizational Behavior from Brigham Young University.

     Anthony F. Quilici has served as the Company's Vice President of Merchant Support since February 1999. From February 1998 to February 1999, Mr. Quilici served as Vice President of Operations, and from the Company's inception in December 1997 until February 1998, he served as the Company's Director of Operations. Prior to joining the Company, Mr. Quilici worked at Silicon Graphics, Inc. as a systems analyst from June 1995 to December 1997 and as a data analyst from July 1992 to June 1995. Mr. Quilici received a B.S. in Management Information Systems from California State University, Chico.

     Tracy L. Wilk has served as the Company's Vice President of Product Marketing since joining the Company in April 1999. From 1992 to 1999, Mr. Wilk was Vice President of Strategic Alliances and Investments at Visa International. Mr. Wilk received a B.A. in Economics and an M.B.A. from the University of California, Berkeley.

     Eric M. Wun has served as the Company's Vice President of Operations since joining the Company in March 1999. From August 1998 to February 1999, Mr. Wun was Vice President of Operations for Corio, Inc., a computer application service provider. From December 1996 to August 1998, Mr. Wun was Vice President of Operations for Zip2 Corp., a developer of personalized Web sites. Mr. Wun was Vice President and Data Center Manager for Visa International from February 1992 to October 1996. Mr. Wun received a B.S. in Economics from the University of San Francisco.

Executive Compensation

  The following table sets forth information concerning compensation of the Company's Chief Executive Officer and four other most highly compensated executive officers whose aggregate cash compensation exceeded $100,000 during the year ended December 31, 1999 (collectively, the Company's "Named Executive Officers").

                           Summary Compensation Table


                                                                                                             Long-Term
                                                                                                            Compensation
                                                                  Annual  Compensation                  ------------------
                                                                  --------------------                       Securities
Name and Principal Position in 1999                   Year            Salary            Bonus(2)         Underlying Options
-----------------------------------------------   -------------   --------------   ------------------   ---------------------
William S. McKiernan                                       1999     $   177,587            $20,833                         --
 Chief Executive Officer (1)   ................            1998     144,375  (3)                --                         --
Charles E. Noreen, Jr.                                     1999         152,808             55,000                         --
 Vice President Finance and Administration                 1998          42,115                 --                    150,000
 and Chief Financial Officer (4)  .............
L. Evan Ellis, Jr.                                         1999         133,776             72,975                    250,000
 President and Chief Operating Officer (5)  ...            1998              --                 --                         --
William E. Donahoo                                         1999         150,000             31,301                    150,000
 Vice President of Marketing (6)   ............            1998           3,173                 --                     85,000
Thomas A. Arnold                                           1999         140,452             16,563                     65,000
 Chief Technical Officer (7)  .................            1998         118,688              5,700                     85,000


(1) Mr. McKiernan also held the position of President until August 1999.

(2) Includes bonus amounts earned in fiscal year 1999.

(3) Does not include $60,000 in deferred compensation earned by Mr. McKiernan in 1994 as President of Beyond.com Corporation, allocated to the Company in connection with the spin off and paid to Mr. McKiernan in 1998.

(4) Mr. Noreen joined the Company in September 1998.

(5) Mr. Ellis joined the Company in April 1999.

(6) Mr. Donahoo joined the Company in December 1998.

(7) Until June 1999, Mr. Arnold held the position of Vice President of Engineering and Chief Technology Officer.

                       Option Grants In Fiscal Year 1999

     The following table sets forth information for each of the Company's Named Executive Officers concerning stock options granted to them during the fiscal year ended December 31, 1999.

                                                                                                        Potential Realizable
                                                                                                          Value at Assumed
                                                                                                           Annual Rates of
                                           Number of                                                         Stock Price
                                          Securities       Percent of                                     Appreciation for
                                          Underlying     Total Options    Exercise                         Option Term(4)
                                            Options        Granted to     Price Per    Expiration     -------------------------
                                         Granted(1)      Employees (2)      Share      Date(3)           5%           10%
                                         ----------      -------------    ---------   ----------      ----------    ----------
William S. McKiernan  ................           --                 --           --           --              --            --
Charles E. Noreen, Jr. ...............           --                 --           --           --              --            --
L. Evan Ellis, Jr.  ..................      150,000               5.61       $ 5.75     04/12/09      $  542,422    $1,374,603
                                            100,000               3.74        25.00     08/24/09       1,572,237     3,984,356
William E. Donahoo  ..................      150,000               5.61         3.62     01/18/09         341,490       865,402
Thomas A. Arnold  ....................       65,000               2.43         3.62     01/18/09         147,979       375,008

(1) Each of the above options was granted pursuant to the Company's 1999 Stock Option Plan. 25% of the options granted vest one year from the date of grant. Thereafter the remaining 75% of the options granted vest monthly over the next three years.

(2) In the last fiscal year, the Company granted options to employees to purchase an aggregate of 2,884,400 shares.

(3) Options may terminate before their expiration dates if the optionee's status as an employee or consultant is terminated or upon the optionee's death or disability.

(4) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices.

   Aggregate Option Exercises In Last Fiscal Year and Year-End Option Values

     The following table sets forth information concerning exercises of stock options during the fiscal year ended December 31, 1999 by each of the Company's Named Executive Officers and the number and value of unexercised options held by each of the Company's Named Executive Officers on December 31, 1999.


                                                                               Number of
                                                                         Securities Underlying      Value of Unexercised In-
                                                                        Unexercised Options at        the-Money Options at
                                                                           December 31, 1999         December 31, 1999 (1)
                                    Shares Acquired       Value       ---------------------------   ------------------------
Name                                  on Exercise       Realized      Exercisable     Unexercisable   Exercisable   Unexercisable
----                                ---------------   -------------   ---------------   -------------   -----------   -------------
William S. McKiernan  ............        --               --             --             --             --            --
Charles E. Noreen, Jr.  ..........           20,000      $1,111,675        23,750         106,250    $1,216,238   $5,441,063
L. Evan Ellis, Jr.  ..............               --              --            --         250,000            --    9,579,500
William E. Donahoo  ..............               --              --        37,500         112,500     1,804,875    5,414,625
Thomas A. Arnold  ................           14,062          50,694        16,251          77,500       838,777    3,771,856

(1) The value of unexercised "in-the-money" options represents the difference between the exercise price of stock options and $51.75, the closing sales price of the Common Stock on December 31, 1999.


                       CERTAIN RELATED PARTY TRANSACTIONS

Relationship with Beyond.com Corporation

     In December 1997, the Company was spun-off from Beyond.com Corporation into a new Delaware corporation, now called CyberSource Corporation. In connection with the spin-off, Beyond.com Corporation issued the Company's capital stock to Beyond.com Corporation stockholders such that, following consummation of the spin-off, each of Beyond.com Corporation's stockholders held shares of Common Stock, Series A preferred stock, Series B preferred stock, and Series C preferred stock of

CyberSource in equal number and ownership proportion and with the same rights as the stockholder had as a Beyond.com Corporation stockholder. On the date of the spin-off, Beyond.com Corporation employees were granted stock options in CyberSource based on the extent to which the employees' original options in Beyond.com Corporation were vested. Immediately following the spin-off, the Company's employees maintained their outstanding vested stock options in Beyond.com Corporation and were granted additional stock options in CyberSource to the extent of their original options. The exercise prices of the original and additional option grants were adjusted to reflect the allocation of the fair market price per share between Beyond.com Corporation and the Company's Common Stock, respectively, at the time of the spin-off.

     The Company has entered into agreements with Beyond.com Corporation for the purpose of defining the ongoing relationship between the two companies. Because four out of five of the Company's directors were also directors of Beyond.com Corporation at the time these agreements were negotiated and members of the Company's management team were formerly a part of the management team of Beyond.com Corporation, these agreements are not the result of arm's length negotiations. However, the Company believes the terms of these agreements are no less favorable to it than could have been negotiated with a non-affiliated party. The Company qualifies the following description of these agreements in their entirety by reference to the agreements, which have been filed as exhibits to the registration statement on Form S-1 which the Company filed with the Securities and Exchange Commission on April 30, 1999, as subsequently amended.

     Under the Company's Conveyance Agreement dated December 31, 1997, the Company received from Beyond.com Corporation:

         . technology (including rights to all patent applications, trademarks and other of the Company's intellectual property rights);

         .  contracts and licenses with third parties; and

         . tangible assets in connection with credit card processing, fraud screening, export control, territory management and electronic fulfillment services.

     In addition, the Company received employees engaged in the Internet commerce services business from Beyond.com Corporation. The Company believes that the Company obtained all property from Beyond.com Corporation necessary to operate the Company's business. The Company does not share any property with Beyond.com Corporation except for utility tools and improvements to the licensed technology as described below.

     In connection with this transfer, the Company entered into an Inter-Company Cross-License Agreement with Beyond.com Corporation in April 1998, which was amended in May 1998, pursuant to which Beyond.com Corporation granted the Company a non-exclusive, worldwide, perpetual, irrevocable, royalty-free license to (1) internally use technology related to electronic software distribution, and (2) use and sublicense its then existing customer database in connection with fraud detection and verification. Under this agreement, the Company granted Beyond.com Corporation a worldwide, perpetual, irrevocable, royalty-free license to internally use the Company's Sm@rtCert technology and improvements thereto. The Company also granted Beyond.com Corporation the right to modify this technology for purposes of merging the technology into its Cache Manager technology (either alone or in combination with other software) for subsequent sublicense to enterprises and governmental agencies. However, the Cross-License Agreement limits the ability of Beyond.com Corporation to use the Company's technology to compete with the Company. The Cross-License Agreement further provides that the parties shall have joint ownership of utility tools developed jointly prior to the date of the Cross-License Agreement, and any improvements to the licensed technology to the extent jointly developed after the date of the Cross-License Agreement. The Cross-License Agreement also allocates between the Company and Beyond.com Corporation the ownership of the other inventions each party made on or before June 30, 1998. Each party has agreed to indemnify the other against any third party claims regarding the licensee's use of licensed technology that results in a claim against the licensor, except to the extent that the claim is based upon a claim that the licensed technology infringes upon any third party's intellectual property rights.

     The Company also entered into an Internet Commerce Services Agreement with Beyond.com Corporation, pursuant to which the Company agreed to provide services including credit card processing, fraud screening, export control, territory management and electronic fulfillment. Pursuant to the terms of this agreement, Beyond.com Corporation agreed to indemnify the Company for an amount not to exceed $100,000 against any claim based upon an allegation that the software the Company distributed infringes upon any third party's intellectual property rights. The Company agreed to indemnify Beyond.com Corporation for an amount not to exceed $100,000 against any claim based upon an allegation that the Company's services, or the use of any software the Company provided in connection with the Company's services, infringes any third party's intellectual property rights. This agreement was superseded by the CyberSource Internet Commerce Services Agreement entered into by the Company with Beyond.com Corporation effective as of May 1999 pursuant to which the Company agreed to provide similar services. Under the 1999 agreement, the Company and Beyond.com Corporation agreed to indemnify each other against any claim based upon an allegation that any services or products of the indemnifying party infringe upon any third party's intellectual property rights. The initial term of the 1999 agreement expires on May 1, 2000, and the term of the 1999 agreement automatically renews for additional one-year terms until the 1999 agreement is terminated by either party. During 1998 and 1999, the Company recorded approximately $801,000 and $768,000, respectively, of revenues related to these services.

     The Company entered into a Software License Agreement with Beyond.com Corporation on June 30, 1999, pursuant to which the Company purchased a perpetual, transferable, worldwide license to copy, modify, market and otherwise use technology related to transaction processing services. Pursuant to the terms of the agreement, Beyond.com Corporation will not license or otherwise distribute the software to any of the Company's competitors through June 30, 2001, and the Company will own all modifications or derivative works of the software. Beyond.com Corporation will indemnify the Company against any legal cause of action brought against the Company to the extent that the cause of action is based on a claim that the software infringes any intellectual property rights of a third party, and the Company will indemnify Beyond.com Corporation against any legal cause of action brought against Beyond.com Corporation to the extent that the cause of action is based on a claim that any modification or derivative of the software infringes any intellectual property rights of a third party. The purchase price of the license was $600,000.

Option Grants and Agreements with Executive Officers and Directors

     The Company granted to the following senior executive officers and directors options to purchase shares of the Company's Common Stock on the date, for the number of shares, with an exercise price as indicated opposite each person's name:

                                                                                       Securities
                                                                                       Underlying
Name                                                                     Option Date    Options     Option Price
----                                                                     -----------   ----------   ------------
Thomas A. Arnold .....................................................       1/18/99       65,000        $ 3.620

William E. Donahoo....................................................       1/18/99      150,000        $ 3.620

L. Evan Ellis ........................................................       4/12/99      150,000        $ 5.720
                                                                             8/24/99      100,000         25.000

Bert Kolde ...........................................................        1/1/99        5,000        $ 3.620
                                                                              1/1/00        5,000         51.750

Linda Fayne Levinson .................................................        1/1/99        5,000        $ 3.620
                                                                             5/10/99       10,000          9.000
                                                                              1/1/00        5,000         51.750

Steven P. Novak ......................................................        1/1/99        5,000        $ 3.620
                                                                             5/10/99       10,000          9.000
                                                                              1/1/00        5,000         51.750

Richard Scudellari ...................................................        1/1/99        5,000        $ 3.620
                                                                             5/10/99       10,000          9.000
                                                                              1/1/00        5,000         51.750

     In July 1998, Mr. McKiernan loaned the Company $3,000,000 pursuant to a convertible promissory note dated August 7, 1998 that was amended and restated on October 21, 1998. In accordance with the terms of the convertible promissory note, the principal balance of $3,000,000 was converted into 1,657,458 shares of the Company's Series E preferred stock in June 1999 at a price of $1.81 per share. Interest accrued on the note at a rate of 10.0% per annum. The Company paid an aggregate amount of $256,000 in interest under the note.

Compensation Committee Report on Executive Compensation
-------------------------------------------------------

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

  The Compensation Committee has responsibility for reviewing and developing compensation policies applicable to the Company's executive officers and directors, making recommendations to the Board of Directors regarding all forms of compensation to executive officers and directors, and administering the Company's 1998 and 1999 Stock Option Plans and the 1999 Non-Qualified Stock Option Plan (collectively, the "Plans"), under which option grants may be made to executive officers, directors and other key employees.

Executive Compensation Philosophy

  The Compensation Committee believes that the primary goal of the Company's executive compensation program should be related to creating stockholder value. The executive compensation policies of the Compensation Committee are designed to provide incentives to create stockholder value by attracting, retaining and motivating executive talent that contributes to the Company's long-term success, by rewarding the achievement of the Company's short-term and long-term strategic goals, by linking executive officer compensation and stockholder interests through grants of awards under the Plans and by recognizing individual contributions to Company performance. The Committee evaluates the performance of the Company and compares it to other companies of similar size engaged in activities similar to those of the Company. The compensation of the Company's Named Executive Officers in 1999 consisted of base salaries, bonuses and stock options.

  The Compensation Committee reviews the available competitive data, evaluates the particular needs of the Company, and evaluates each executive's performance to arrive at a decision regarding compensation programs. From time to time the Compensation Committee retains independent executive compensation experts in connection with executive compensation matters.

1999 Executive Compensation

  For services performed in 1999, executive compensation consisted of base salary and grants of stock options under the Plans. The stock options vest over time.

  Base Salary and Bonuses. Base salaries and bonuses for the Company's executive officers (other than the Chief Executive Officer) are determined primarily on the basis of the executive officer's responsibility, qualification and experience, as well as the general salary practices of peer companies among which the Company competes for executive talent. The Committee reviews the base salaries of these executive officers annually in accordance with certain criteria determined primarily on the basis of certain factors which include (i) individual performance, (ii) the functions performed by the executive officer and (iii) changes in the compensation peer group in which the Company competes for executive talent. The weight that the Compensation Committee places on such factors may vary from individual to individual and necessarily involves subjective determinations of individual performance. Bonuses may be based on a combination of the individual executive's performance and the Company's performance.

  Long-Term Incentive Compensation Awards. The Plans provide for grants to key executives and employees of the Company of (i) shares of Common Stock of the Company, (ii) options or stock appreciation rights ("SARs") or similar rights, or (iii) any other security with the value derived from the value of the Common Stock of the Company or other securities issued by a related entity. The Compensation Committee may make grants under the Plans based on a number of factors, including (a) the executive officer's or key employee's position in the Company, (b) his or her performance and responsibilities, (c) the extent to which he or she already holds an equity stake in the Company, and (d) contributions and anticipated contributions to the success of the Company's financial performance. In addition, the size, frequency, and type of long-term incentive grants are generally determined on the basis of past granting practices, fair market value of the Company's stock, tax consequences of the grant to the individual and the Company, accounting impact, and the number of shares available for issuance. However, the Plans do not provide any formulaic method for weighing these factors, and a decision to grant an award is based primarily upon the Compensation Committee's evaluation of the past as well as the future anticipated performance and responsibilities of each individual. The Compensation Committee may also consult with the compensation consultants with respect to long-term incentives and other compensation awards.

Deductibility of Compensation

  Section 162(m) of the Code denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. Option grants under the Company's 1999 Stock Option Plan are intended to qualify as "performance-based" compensation not subject to the Section 162(m) deduction limitation. In addition, the Committee believes that a substantial portion of the compensation program would be exempted from the $1 million deduction limitation.

Chief Executive Officer Compensation

  The Chief Executive Officer's base salary and bonus is determined primarily based on an analysis of the Company's and the Chief Executive Officer's performance and achievements, and a review of the compensation paid to the chief executive officers of peer companies. The establishment of the Chief Executive Officer's salary and bonus was not based on specific quantitative performance goals and achievements, but rather on the overall performance of the Company and Chief Executive Officer as determined by the Committee. The Committee engaged an independent executive compensation expert in reviewing the compensation paid to the chief executive officers of the Company's peers as such compensation compares to that paid to the Chief Executive Officer.

  Due to the Chief Executive Officer's significant equity interest in the Company, the Chief Executive Officer has in the past not been awarded stock options or other equity awards.

                              COMPENSATION COMMITTEE OF
                              THE BOARD OF DIRECTORS

                              Bert Kolde
                              Linda Fayne Levinson
                              Steven P. Novak
                              Richard Scudellari

Performance Graph

     The following line graph compares the yearly percentage change in (i) the cumulative total stockholder return on the Company's Common Stock since June 23, 1999 with (ii) cumulative total stockholder return on (a) the Nasdaq Stock Market -- U.S. Index and (b) the Hambrecht & Quist Internet Index. The comparison assumes an investment of $100 on June 23, 1999 and reinvestment of dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.


                        [PERFORMACE GRAPH APPEARS HERE]

                                                             06/23/99    06/30/99    09/30/99    12/30/99

CyBerSource Corporation                                           100         134         503         470
Nasdaq Stock Market -- U.S.                                       100         105         108         159
Hambrecht & Quist Internet Index                                  100         110         113         219

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth the beneficial ownership of Common Stock as of March 17, 2000 as to (a) each director and nominee, (b) each named executive officer, (c) all directors and officers as a group, and (d) for each person known by the Company, as of December 31, 1999, to beneficially own more than 5% of the outstanding shares of its Common Stock.

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 17, 2000 are deemed outstanding. Percentage of beneficial ownership is based upon 25,741,971 shares of Common Stock outstanding. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite the person's name. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o CyberSource Corporation, 550 S. Winchester Blvd., Suite 301, San Jose, California 95128.

                                                            Shares Beneficially Owned
Name of Beneficial Owner                                     Number        Percentage
------------------------                                  -------------   -------------
William S. McKiernan(1)................................       4,576,772           17.8%
AXA Financial, Inc.(2)
 1290 Avenue of the Americas
 New York, NY  10104...................................       2,175,419            8.5
Bert Kolde(3)..........................................       2,138,320            8.3
Vulcan Ventures, Inc.
 110 110th Avenue NE, Suite 550
 Bellevue, WA 98004....................................       2,123,320            8.2
General Electric Capital Corporation
 260 Longridge Road
 Stamford, CT 06927....................................       1,323,802            5.1
Thomas A. Arnold(4)....................................          66,275              *
William E. Donahoo(5)..................................          51,172              *
Steven P. Novak........................................          50,000              *
Richard Scudellari(6)..................................          45,500              *
Charles E. Noreen, Jr.(7)..............................          39,547              *
L. Evan Ellis, Jr.(8)..................................          38,672              *
Linda Fayne Levinson(9)................................          25,000              *
All executive officers and directors as a group
  (8 persons)(10)......................................       7,031,258           27.1

 * Less than 1% of the outstanding Common Stock.

(1) Includes 4,304,672 shares of Common Stock held by Mr. McKiernan and 272,100 shares of Common Stock held by members of Mr. McKiernan's immediate family. Mr. McKiernan disclaims beneficial ownership of the shares held by his immediate family.

(2) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2000, filed on behalf of a group which includes AXA Financial, Inc. Pursuant to the Schedule 13G AXA Financial, Inc. has sole voting power as to 20,800 and shares voting power as to 2,154,619 shares. In addition, AXA Financial, Inc. has sole dispositive power as to 522,000 shares and shares dispositive power as to 1,653,419.

(3) Includes options to purchase 5,000 shares of Common Stock exercisable within 60 days of March 17, 2000. Also, includes 2,123,320 shares held by Vulcan Ventures, Inc. Mr. Kolde is a director, the Vice President, Secretary and Treasurer of Vulcan Ventures, Inc. Mr. Kolde disclaims beneficial ownership of the shares owned by Vulcan, except for his proportional interest therein, if any.

(4) Includes options to purchase 22,291 shares of Common Stock exercisable within 60 days of March 17, 2000.

(5) Includes options to purchase 50,000 shares of Common Stock exercisable within 60 days of March 17, 2000.

(6) Includes options to purchase 15,000 shares of Common Stock exercisable within 60 days of March 17, 2000.

(7) Includes options to purchase 39,375 shares of Common Stock exercisable within 60 days of March 17, 2000.

(8) Includes options to purchase 37,500 shares of Common Stock exercisable within 60 days of March 17, 2000.

(9) Includes options to purchase 15,000 shares of Common Stock exercisable within 60 days of March 17, 2000.

(10) Includes options to purchase 244,582 shares of Common Stock exercisable within 60 days of March 17, 2000.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that Forms 5 were required for Messrs. Ellis, Ford, and Wun, the Company believes that its executive officers, directors and ten-percent stockholders complied with all
Section 16(a) filing requirements applicable to them except that Messrs. Arnold, Donahoo, Ellis, Ford, Scudellari and Wun each filed one late form 4 reporting one transaction each. Mr. Ford filed one late form 5 reporting one transaction.

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


                                        THE BOARD OF DIRECTORS


Dated:  April 11, 2000

                            CYBERSOURCE CORPORATION
                            1999 STOCK OPTION PLAN
                      (amended and restated April, 2000)

     1.  Purpose.  This 1999 Stock Option Plan/1/ ("Plan") is established as a
         -------
compensatory plan to attract, retain and provide equity incentives to selected persons to promote the financial success of CyberSource Corporation, a Delaware corporation (the "Company"). Capitalized terms not previously defined herein are defined in Section 18 of this Plan.

     2.  Types of Options and Shares.  Options granted under this Plan (the
         ---------------------------
"Options") may be either (a) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or
(b) nonqualified stock options (also known as "nonstatutory stock options") ("NQSOs"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan (the "Shares") are shares of Common Stock of the Company ("Common Stock").

     3.  Number of Shares.  The aggregate number of Shares that may be issued
         ----------------
pursuant to Options granted under this Plan is 6,000,000 Shares, subject to adjustment as provided in this Plan. If any Option expires or is terminated without being exercised in whole or in part, the unexercised or released Shares from such Option shall be available for future grant and purchase under this Plan. Shares that actually have been issued under the Plan shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

     4.  Eligibility.
         -----------

         (a)  General Rules of Eligibility.  Options may be granted to
              ----------------------------
employees, officers, directors, consultants, independent contractors and advisors (provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction) of the Company or any Parent, Subsidiary or Affiliate of the Company. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or a Parent or Subsidiary of the Company. The Committee (as defined in Section 15) in its sole discretion shall select the recipients of Options ("Optionees"). An Optionee may be granted more than one Option under this Plan.

         (b)  Company Assumption of Options.  The Company may also, from time
              -----------------------------
to time, assume outstanding options granted by another company, whether in connection with an acquisition of such other company or otherwise, by either (i) granting an Option under this Plan

     /1/ Approved by the Company's Board of Directors and stockholders in January, 1999.

in replacement of the Option assumed by the Company, or (ii) treating the assumed option as if it had been granted under this Plan if the terms of such assumed option could be applied to an Option granted under this Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other company had applied the rules of this Plan to such grant.

     5.  Terms and Conditions of Options.  The Committee shall determine
         -------------------------------
whether each Option is to be an ISO or an NQSO, the number of Shares subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

         (a)  Form of Option Grant.  Each Option granted under this Plan shall
              --------------------
be evidenced by a written Stock Option Grant (the "Grant") in substantially the form attached hereto as Exhibit A and Exhibit A-1 (with respect to grants made to Non-Employee Directors pursuant to Section 6 hereof) or such other form as shall be approved by the Committee.

         (b)  Date of Grant.  The date of grant of an Option shall be the date
              -------------
on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee and subject to applicable provisions of the Code. The Grant representing the Option will be delivered to the Optionee with a copy of this Plan within a reasonable time after the date of grant; provided, however, that if, for any reason, including a unilateral decision by the Committee not to execute an agreement evidencing such Option, a written Grant is not executed within sixty (60) days after the date of grant, such Option shall be deemed null and void (at the discretion of the Committee). No Option shall be exercisable until such Grant is executed by the Company and the Optionee.

         (c)  Exercise Price.  The exercise price of an NQSO shall be not less
              --------------
than eighty-five percent (85%) of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of an ISO shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted. The exercise price of any Option granted to a person owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company ("Ten Percent Shareholders") shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date the Option is granted. In the case of Options intended to qualify as Performance-Based Compensation, the exercise price shall be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant.

         (d)  Exercise Period.  Options shall be exercisable within the times
              ---------------
or upon the events determined by the Committee as set forth in the Grant; provided, however, that, so long as required by Applicable Laws, each Option must become exercisable at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option is granted; provided further, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further, that no ISO granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date the Option is granted. The Committee may grant an Option whereby the Optionee may elect to exercise any or all of the Option prior to full vesting. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or to any other restriction the Committee determines to be appropriate.

         (e)  Limitations on Options.  The aggregate Fair Market Value
              ----------------------
(determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed one hundred thousand dollars ($100,000). To the extent that the Fair Market Value of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year exceeds $100,000, the Options for the amount in excess of $100,000 shall be treated as not being ISOs and shall be treated as NQSOs. The foregoing shall be applied by taking Options into account in the order in which they were granted. In the event that the Code or the regulations promulgated thereunder are amended after the effective date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

        (f)  Individual Option Limit.  The maximum number of Shares with
             -----------------------
respect to which Options may be granted to any Optionee in any fiscal year of the Company shall be one million (1,000,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 12, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Optionee, if any Option is canceled, the canceled Option shall continue to count against the maximum number of Shares with respect to which Options may be granted to the Optionee. For this purpose, the repricing of an Option shall be treated as the cancellation of the existing Option and the grant of a new Option.

         (g)  Options Non-Transferable.  To the extent provided in an
              ------------------------
individual Grant, NQSOs shall be transferable by gift to members of the Optionee's Immediate Family, by instrument to an inter vivos or testamentary trust under which the NQSOs are to be passed to beneficiaries upon the death of the Optionee as settlor of the trust, by will, and by the laws of descent and distribution. ISOs granted under this Plan, and any interest therein, shall not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionee only by the Optionee or any permitted transferee.

         (h)  Assumed Options.  In the event the Company assumes an option
              ---------------
granted by another company in accordance with Section 4(b) above, the terms and conditions of such option shall remain unchanged (except the exercise price and the number and nature of shares issuable upon exercise, which will be adjusted appropriately pursuant to Section 424 of the Code and the Treasury Regulations applicable thereto). In the event the Company elects to grant a new Option rather than assuming an existing option (as specified in Section 4), such new Option need not be granted at Fair Market Value on the date of grant and may instead be granted with a similarly adjusted exercise price.

         (i)  Termination of Options.  Except as otherwise provided in an
              ----------------------
Optionee's Grant, Options granted under the Plan shall terminate and may not be exercised if the Optionee ceases to be employed by, or provide services to, the Company or any Parent or Subsidiary of the Company (or, in the case of a NQSO, by or to any Affiliate of the Company). An Optionee shall be considered to be employed by the Company for all purposes under this Section 5(i) if the Optionee is an officer, director or full-time employee of the Company or any Parent, Subsidiary or Affiliate of the Company or if the Committee determines that the Optionee is rendering substantial services as a part-time employee, consultant, contractor or advisor to the Company or any Parent, Subsidiary or Affiliate of the Company. The Committee shall have discretion to determine whether an Optionee has ceased to be employed by the Company or any Parent, Subsidiary or Affiliate of the Company and the effective date on which such employment terminated (the "Termination Date").

         (j)  Termination Generally.  If an Optionee ceases to be employed by
              ---------------------
the Company and all Parents, Subsidiaries or Affiliates of the Company for any reason except death or disability, the Options which are then exercisable (and only to the extent exercisable)(the "Vested Options") by the Optionee on the Termination Date, may be exercised by the Optionee, but only within three months after the Termination Date or such shorter period of time as provided in the Grant, but in no event less than thirty (30) days; provided that Options may not be exercised in any event after the Expiration Date.

         (k)  Death or Disability.  If an Optionee's employment with the
              -------------------
Parents, Subsidiaries and Affiliates of the Company is terminated because of the death of the Optionee or the permanent and total disability of the Optionee within the meaning of Section 22(e)(3) of the Code, the Vested Options, as determined on the Termination Date, may be exercised by the Optionee (or the Optionee's legal representative), but only within twelve (12) months after the Termination Date; and provided further that Options may not be exercised in any event later than the Expiration Date. If an Optionee's employment with the Company and all Parents, Subsidiaries and Affiliates of the Company is terminated because of a disability of the Optionee which is not permanent and total within the meaning of Section 22(e)(3) of the Code, the Vested Options, as determined on the Termination Date, may be exercised by the Optionee or the Optionee's legal representative, but only within six (6) months after the Termination Date; and provided further that Options may not be exercised in any event later than the Expiration Date.

     6.  Director Formula Option Grants.  In addition to discretionary grants of
         ------------------------------
Options granted pursuant to other terms of this Plan, Non-Employee Directors of the Company shall receive Options in accordance with the following terms:

         (a)  Formula Grant.  On the date of adoption of this Plan, each
              -------------
Non-Employee Director shall receive a NQSO for 10,000 shares. Following the date of adoption of this Plan, upon initial election or appointment to the Company's Board of Directors, provided that such election or appointment is not during the Company's last quarter of a year, the elected or appointed Non-Employee Director shall receive a NQSO for 10,000 shares on the first business day following the election or appointment of such Non-Employee Director. Thereafter, annually on January 1, each Non-Employee Director shall receive a NQSO for 10,000 shares.

         (b)  Terms of Grant.  Options granted pursuant to this Section 6
              --------------
shall be subject to the following terms:

              (i)    Exercise Price and Payment Terms.  The exercise price for
                     --------------------------------
     the Options granted pursuant to this Section 6 shall be equal to one hundred per cent (100%) of the Fair Market Value of the Shares on the date of the grant, (excepting Ten Percent Shareholders in respect of whom the exercise price for the Options granted pursuant to this Section 6 shall be equal to one hundred ten percent (110%)) payable in cash or otherwise in accordance with the alternatives specified in clauses (i), (ii), (iv), (v) and (vi) of Section 7(b) of this Plan.

              (ii)   Term.  The term of the Options shall be ten (10) years
                     ----
     from the date the Option is granted (excepting Ten Percent Shareholders in respect of whom the term of the Options shall be five (5) years).

              (iii)  Vesting and Repurchase Period.  All Options granted
                     -----------------------------
     pursuant to the terms of this Section 6 shall be exercisable at anytime on or after the date of grant pursuant to the terms of the form of Grant set forth as Exhibit A-1 hereto. The Company shall have the right to repurchase any unvested Shares at the exercise price paid for such Shares pursuant to the terms of the form of Grant set forth as Exhibit A-1 hereto. With respect to Shares issued pursuant to Options granted on the date of adoption of the Plan, the Company's repurchase rights as to unvested Shares shall lapse on the earlier of (i) June 30, 1999 or (ii) the consummation of the Company's initial public offering of common stock. With respect to Shares issued pursuant to all other Options granted pursuant to the terms of this Section 6, the Company's repurchase rights as to unvested Shares shall lapse nine (9) months after the date of the grant.

              (iv)   Other Terms.  In order to be eligible for the annual
                     -----------
     automatic option grants, the Non-Employee Director shall be on the date of grant, and shall have maintained for the prior year, continuous status as an active member of the Board of Directors for the entire year or from the date the Non-Employee Director joined the Board of Directors. If, for any reason, a Non-Employee Director ceases to be a member of the Board, such director shall be ineligible for that year's grant.

     7.  Exercise of Options.
         -------------------

         (a)  Notices.  Options may be exercised only by delivery to the
              -------
Company of a written exercise agreement in a form approved by the Committee (which need not be the same for each Optionee), stating the number of Shares being purchased, the restrictions imposed on the Shares, if any, and such representations and agreements regarding the Optionee's investment intent and access to information, if any, as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

         (b)  Payment.  Payment for the Shares may be made in cash (by check)
              -------
or, where permitted by law any of the following methods approved by the Committee, or any combination thereof, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law: (i) by cancellation of indebtedness of the Company to the Optionee; (ii) by surrender of shares of Common Stock of the Company already owned by the Optionee, having a Fair Market Value equal to the exercise price of the Option (but only to the extent that such exercise would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Committee); (iii) by waiver of compensation due or accrued to Optionee for services rendered; (iv) through delivery of a promissory note for the full exercise price bearing interest at such rate with the note due at such time, on a secured or unsecured basis, as determined by the Committee; (v) provided that a public market for the Company's stock exists, through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; and/or (vi) provided that a public market for the Company's stock exists, through a "margin" commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company.

         (c)  Withholding Taxes.  Prior to issuance of the Shares upon
              -----------------
exercise of an Option, the Optionee shall pay or make adequate provision for any federal or state withholding obligations of the Company, if applicable. Where approved by the Committee in its sole discretion, the Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to the Optionee by deducting the Shares retained from the Shares exercised. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined in accordance with Section 83 of the Code (the "Tax Date"). All elections by Optionees to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

              (i) the election must be made on or prior to the applicable Tax Date;

              (ii) once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

              (iii) all elections shall be subject to the consent or disapproval of the Committee; and

              (iv) if the Optionee is an officer or director of the Company or other person (in each case, an "Insider") whose transactions in the Company's Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and if the Company is subject to Section 16(b) of the Exchange Act, the election must comply with Rule 16b-3 as promulgated by the Securities and Exchange Commission ("Rule 16b-3").

         (d)  Limitations on Exercise.  Notwithstanding anything else to the
              -----------------------
contrary in the Plan or any Grant, no Option may be exercisable later than the expiration date of the Option.

     8.  Restrictions on Shares.  At the discretion of the Committee, the
         ----------------------
Company may reserve to itself and/or its assignee(s) in the Grant (a) a right of first refusal to purchase all Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party, and/or (b) a right to repurchase a portion of or all Shares held by an Optionee upon the Optionee's termination of employment or service with the Company or its Parent, Subsidiary or Affiliate of the Company for any reason within a specified time (but not to exceed ninety (90) days of the later of termination or exercise of the Option, if required by Applicable Laws), as determined by the Committee at the time of grant at the higher of (i) the Optionee's original purchase price or, (ii) the Fair Market Value of such Shares. Shares may be repurchased at Optionee's original purchase price provided that, so long as required by Applicable Laws, such right to repurchase as to employees lapses at the rate of at least twenty percent (20%) of the Shares subject to the Option per year over five (5) years from the date the Option is granted (without respect to the date the Option was exercised or became exercisable).

     9.  Modification, Extension and Renewal of Options.  The Committee shall
         ----------------------------------------------
have the power to modify, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of the Optionee, impair any rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered shall be treated in accordance with Section 424(h) of the Code. The Committee shall have the power to reduce the exercise price of outstanding options; provided, however, that the exercise price per share may not be reduced below the minimum exercise price that would be permitted under
Section 5(c) of this Plan for options granted on the date the action is taken to reduce the exercise price.

     10.  Privileges of Stock Ownership.  No Optionee shall have any of the
          -----------------------------
rights of a shareholder with respect to any Shares subject to an Option until such Option is properly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as provided in this Plan. The Company shall provide to each Optionee, regardless of the reports provided to shareholders in general, a copy of the annual financial statements of the Company within a reasonable time frame following the end of the fiscal year of the Company.

     11.  No Obligation to Employ; No Right to Future Grants.  Nothing in this
          --------------------------------------------------
Plan or any

Option granted under this Plan shall confer on any Optionee any right (a) to continue in the employ of, or other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Optionee's employment or other relationship at any time, with or without cause, or (b) to have any Option(s) granted to such Optionee under this Plan, or any other plan, or to acquire any other securities of the Company, in the future.

     12.  Adjustment of Option Shares.  In the event that the number of
          ---------------------------
outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, or if a substantial portion of the assets of the Company are distributed, without consideration in a spin-off or similar transaction, to the shareholders of the Company, the number of Shares available under this Plan, the maximum number of Shares with respect to which Options may be granted to any Optionee and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share shall not be issued upon exercise of any Option and any fractions of a Share that would have resulted shall either be cashed out at Fair Market Value or the number of Shares issuable under the Option shall be rounded down to the nearest whole number, as determined by the Committee; and provided further that the exercise price may not be decreased to below the par value, if any, for the Shares.

     13.  Assumption of Options by Successors.
          -----------------------------------

          (a) In the event of (i) a merger or consolidation as a result of which the holders of voting securities of the Company prior to the transaction hold shares representing less than 51% of the voting securities of the Company after giving effect to the transaction (other than a merger or consolidation with a wholly-owned subsidiary or where there is no substantial change in the shareholders of the corporation and the Options granted under this Plan are assumed by the successor corporation), or (ii) the sale of all or substantially all of the assets of the Company, any or all outstanding Options shall be assumed by the successor corporation, which assumption shall be binding on all Optionees, an equivalent option shall be substituted by such successor corporation or the successor corporation shall provide substantially similar consideration to Optionees as was provided to shareholders (after taking into account the existing provisions of the Optionees' options such as the exercise price and the vesting schedule), and, in the case of outstanding shares subject to a repurchase option, issue substantially similar shares or other property subject to repurchase restrictions no less favorable to the Optionee.

          (b) In the event such successor corporation, if any, refuses to assume or substitute, as provided above, pursuant to an event described in subsection (a) above, or in the event of a dissolution or liquidation of the Company, the Options shall, notwithstanding any contrary terms in the Grant, expire on a date specified in a written notice given by the Committee to the Optionees specifying the terms and conditions of such termination (which date shall be at least twenty (20) days after the date the Committee gives the written notice).

     14.  Adoption and Shareholder Approval.  The Plan became effective when
          ---------------------------------
adopted by the Board of Directors (the "Board") in January 1999. In April, 2000, the Board adopted and approved an amendment and restatement of the Plan (a) to increase the number of Shares available for issuance under the Plan and (b) to adopt a limit on the maximum number of Shares with respect to which Options may be granted to any Optionee in any fiscal year of the Company and certain other administrative provisions to comply with the performance-based compensation exception to the deduction limit of Section 162(m) of the Code, which amendments are subject to approval by the shareholders of the Company.

     15.  Administration.
          --------------

          (a) This Plan may be administered by the Board or a Committee appointed by the Board (the "Committee"). At all times during which the Company is registered under the Exchange Act, with respect to grants of awards to directors or employees who are also officers or directors of the Company, the Plan shall be administered by (A) the Board, or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. As used in this Plan, references to the "Committee" shall mean either such Committee or the Board if no committee has been established. The interpretation by the Committee of any of the provisions of this Plan, any related agreements, or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any Shares purchased pursuant to an Option.

          (b) Notwithstanding the foregoing, grants of an Option to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more members of Board of Directors eligible to serve on a committee granting Options qualifying as Performance-Based Compensation. In the case of such Options granted to Covered Employees, references to a "Committee" shall be deemed to be references to such Committee or subcommittee.

     16.  Term of Plan.  Options may be granted pursuant to this Plan from
          ------------
time to time on or prior to December 31, 2008, a date which is less than ten years after the earlier of the date of approval of this Plan by the Board or the shareholders of the Company pursuant to Section 14 of this Plan.

     17.  Amendment or Termination of Plan.  The Board or Committee may, at
          --------------------------------
any time, amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any Option theretofore granted, without his or her consent. To the extent necessary to comply with Applicable Laws, the Company shall obtain approval of the stockholders of the Company of any plan amendment in such a manner and to such a degree as required. Without limiting the foregoing, the Board or Committee may at any time or from time to time authorize the Company, with the consent of the respective Optionees, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options.

     18.  Certain Definitions.  As used in this Plan, the following terms shall
          -------------------
have the following meanings:

          (a)  "Affiliate" means any corporation that directly, or indirectly
                ---------
through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

          (b)  "Applicable Laws" means the legal requirements relating to the
                ---------------
administration of stock incentive plans, if any, under applicable provisions of federal and state securities laws, the corporate laws of California and, to the extent other than California, the corporate law of the state of the Company's incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to awards granted to residents therein.

          (c)  "Covered Employee" means an Optionee who is a "covered employee"
                ----------------
under Section 162(m)(3) of the Code.

          (d)  "Fair Market Value" shall mean the fair market value of the
                -----------------
Shares as determined by the Committee from time to time in good faith, and if required by Applicable Laws, in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations. If a public market exists for the Shares, the Fair Market Value shall be the average of the last reported bid and asked prices for Common Stock of the Company on the last trading day prior to the date of determination or, in the event the Common Stock of the Company is listed on a stock exchange or is a Nasdaq National Market security, the Fair Market Value shall be the closing price on such exchange or quotation system on the last trading day prior to the date of determination.

          (e)  "Non-Employee Directors" shall have the meaning set forth in
                ----------------------
Rule 16b-3(b)(3) as promulgated by the Securities and Exchange Commission under
Section 16(b) of the Exchange Act, as such rule is amended from time to time and as interpreted by the Securities and Exchange Commission.

          (f)  "Immediate Family" means an individual who is a member of the
                ----------------
Optionee's "immediate family" as that term is defined under Rule 16a-1(e) of the Exchange Act.

          (g)  "Parent" means any corporation (other than the Company) in an
                ------
unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (h)  "Performance-Based Compensation" means compensation qualifying
                ------------------------------
as "performance-based compensation" under Section 162(m) of the Code.

          (i)  "Subsidiary" means any corporation (other than the Company) in
                ----------
an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     19.  Information to Optionees.  The Company shall provide to each Optionee,
          ------------------------
during the period for which such Optionee has one or more options outstanding, copies of financial statements at least annually.

     20.  Applicable Law and Regulations.  The obligations of the Company
          ------------------------------
under this Plan are subject to the approval of state and federal authorities or agencies with jurisdiction over the subject matter hereof. The Company shall not be obligated to issue or deliver shares under this Plan if such issuance or delivery would violate applicable state or federal securities laws.

                                               --------------------------------
                                               WHEN PROXY IS OKAYED PLEASE SIGN
                                                        & DATE IT ABOVE





















--------------------------------------------------------------------------------


                            CYBERSOURCE CORPORATION
                             1295 Charleston Road
                           Mountain View, CA   94043

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints L. Evan Ellis, Jr. and Charles E. Noreen, Jr. as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of CyberSource Corporation held of record by the undersigned on March 17, 2000, at the Annual Meeting of Stockholders to be held at the Company's headquarters located at 1295 Charleston Road, Mountain View, California, on May 4, 2000, or any adjournment or postponement thereof.

               (Continued and to be signed on the reverse side)


--------------------------------------------------------------------------------

                                               --------------------------------
                                               WHEN PROXY IS OKAYED PLEASE SIGN
                                                         & DATE IT ABOVE




                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                            CYBERSOURCE CORPORATION

                                  May 4, 2000





[DOWNWARD ARROW APPEARS HERE]                    [DOWNWARD ARROW APPEARS HERE]

                Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

       Please mark your
 A [X] votes as in this
       example.

                   FOR    WITHHOLD                                                                             FOR  AGAINST  ABSTAIN
 (1) Election of                     Nominees:  William S. McKiernan     (2) To ratify and approve amendments   [ ]    [ ]      [ ]
     Directors:    [ ]      [ ]                 Bert Kolde                   to the Company's 1999 Stock
                                                Linda Fayne Levinson         Option Plan described in the
                                                Steven P. Novak              accompanying proxy statement
                                                Richard Scudellari
                                                                         (3) Proposal to ratify the appointment [ ]    [ ]      [ ]
                                                                             of Ernst & Young LLP as the indep-
                                                                             endent auditors for the Company.

                                                                         (4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before
                                                                             the Annual Meeting.

                                                                         This Proxy when properly executed will be voted in the
                                                                         manner directed herein by the undersigned shareholder. If
                                                                         no direction is given is given, this proxy will be voted
                                                                         for Proposals 1, 2, 3 and 4.

                                                                         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                                         USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY
                                                                         SHOWN, PLEASE PRINT CHANGES.




 Stockholders Signature__________________________________  Print Name________________________________ Dated:_______________________
 NOTE:  When signing as attorney, personal representative, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. If owned jointly, at least one joint owner must sign. If by a corporation please sign in full corporate name by president or other authorized officer. If by a partnership please sign by an authorized person.

-----------------------------------------------------------------------------------------------------------------------------------